EXHIBIT 7.1

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

CORPORATE RESOLUTION TO BORROW

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Corporation:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is ICORECONNECT INC ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Florida. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 3554 W Orange Country Club Drive #220, Winter Garden, FL 34787. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on May 6, 2020, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICER. The following named person is an officer of ICORECONNECT INC:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Robert P McDermott	President	Y	X

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in his or her judgment should be borrowed; however, not exceeding at any one time the amount of Three Hundred Twenty-seven Thousand Nine Hundred & 00/100 Dollars ($327,900.00), in addition to such sum or sums of money as may be currently borrowed by the Corporation from Lender.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as he or she may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as the officer may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: None.

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officer named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

CORPORATE RESOLUTION TO BORROW (Continued)	Page 2

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow is dated May 6, 2020.

CERTIFIED TO AND ATTESTED BY:

X	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

NOTE: If the officer signing this Resolution is designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\C10.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

CERTIFICATION OF BENEFICIAL OWNER(S)

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Persons opening an account on behalf of a legal entity must provide the following information:

a.	Name and Title of Natural Person Opening Account:
Robert P McDermott, President of ICORECONNECT INC

b.	Name, Type, and Address of Legal Entity for Which the Account is Being Opened:
ICORECONNECT INC, Corporation, 3554 W Orange Country Club Drive #220, Winter Garden, FL 34787

c.

The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

Name	Ownership %	Date of Birth	Address (Res. or Bus. Street Address)	For U.S. Persons[1]	For Non-U.S. Persons[2]
Robert P McDermott	51%	03-31-1967	4205 Clarice Ct Windermere, Winderemere, FL 34786, USA	085-54-9738

(If no individual meets this definition, please write "Not Applicable.")

d.	The following information for one individual with significant responsibility for managing the legal entity listed above, such as:
☒ An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or
☐ Any other individual who regularly performs similar functions.
(If appropriate, an individual listed under section (c) above may also be listed in this section (d)).

Name/Title	Date of Birth	Address (Res. or Bus. Street Address)	For U.S. Persons[1]	For Non-U.S. Persons[2]
Robert P McDermott, President	03-31-1967	4205 Clarice Ct Windermere, Winderemere, FL 34786, USA	085-54-9738

I, Robert P McDermott (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct, and on behalf of ICORECONNECT INC, I agree to notify the financial institution of any change in such information.

By:	/s/ Robert P McDermott	5/11/2020 | 11:07 AM EDT
	Robert P McDermott, President of ICORECONNECT INC	Date

1 U.S. Persons must provide a Social Security Number.

2 Non-U.S. Persons must provide a Social Security Number, passport number and country of issuance, or similar identification number. In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

Legal Entity Identifier: _______________________________________________(Optional)

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\COBO.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

PROMISSORY NOTE

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

Principal Amount: $327,900.00	Date of Note: May 6, 2020

PROMISE TO PAY. ICORECONNECT INC ("Borrower") promises to pay to FAIRWINDS Credit Union ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Hundred Twenty-seven Thousand Nine Hundred & 00/100 Dollars ($327,900.00), together with interest on the unpaid principal balance from May 6, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000%, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 18 payments of $18,450.70 each payment. Borrower's first payment is due November 6, 2020, and all subsequent payments are due on the same day of each month after that, except the month of June when no payments will be due.

Borrower's final payment will be due on May 6, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any late charges; then to any accrued unpaid interest; and then to principal.

Maximum Interest Rate. Under no circumstances will the interest rate on this Note exceed (except for any higher default rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.

Interest Calculation Method. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

Receipt of Payments. All payments must be made in U.S. dollars and must be received by Lender consistent with the following payment instructions: Borrower is required to make monthly payments delivered to Lender by 5:00 P.M. EST on the due date; in the event the due date is a legal holiday, payment must be delivered the next business day by 5:00 P.M. Lender may modify these payment instructions by providing updated payment instructions to Borrower in writing. If a payment is made consistent with Lender's payment instructions but received after 5:00 PM Eastern Standard Time on a business day, Lender will credit Borrower's payment on the next business day.

Prepayment. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: FAIRWINDS Credit Union, 135 W. Central Blvd Suite 120 Orlando, FL 32801.

Late Charge. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

Interest After Default. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 18.000%.

However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

Default. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

PROMISSORY NOTE (Continued)	Page 2

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: cures the default within fifteen (15) days; or if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Lender's Rights. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

PPP Terms and Conditions. Borrower agrees that the loan evidenced by the Note is being made in accordance with all rules and regulations of the Small Business Administration (“SBA”) and its Paycheck Protection Program (“PPP”), as implemented by the SBA’s interim final regulations, rules and guidance (the “PPP Regulations”). Notwithstanding anything to the contrary herein, Borrower agrees that this Note shall be interpreted and construed to be consistent with the PPP Regulations and that, in the instance of any inconsistency between the terms of the Note and the PPP Regulations, the terms of the PPP Regulations shall control.

Borrower further agrees: (a) to provide Lender with any and all additional documents that either Lender or the SBA may require; (b) to execute such other acknowledgments or loan documents as Lender or the SBA may require; and (c) to comply in all respects with the requirements of the PPP Regulations as currently in effect or as may be amended.

This Note, and Lender’s rights hereunder, are fully assignable by Lender. When the SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

Attorneys' Fees; Expenses. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

Jury Waiver. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

Governing Law. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Florida without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Florida.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, State of Florida.

Dishonored Item Fee. Borrower will pay a fee to Lender of $35.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

Statutory Lien. Borrower agrees that all loan advances under this Note are secured by all shares and deposits in all joint and individual accounts Borrower has with Lender now and in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to apply the balance in these accounts to pay any amounts due under this Note when Borrower is in default under this Note. Shares and deposits in an Individual Retirement Account and any other account that would lose special tax treatment under state or federal law if given as security are not subject to the security interest Borrower has given in Borrower's shares and deposits.

Collateral. This loan is unsecured.

Successor Interests. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: FAIRWINDS Credit Union, Business Services, 135 W. Central Blvd Suite 200, Orlando, FL 32801.

General Provisions. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

PROMISSORY NOTE (Continued)	Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ICORECONNECT INC

By:	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\D20.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

PPP ATTESTATION

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

FAIRWINDS CREDIT UNION

Paycheck Protection Program – COVID-19 Certification

The undersigned Borrower (“Borrower”) attests that its business was operational on or before February 15, 2020 and had employees for whom it paid salaries and payroll taxes, or a paid independent contractor.

Borrower fully disclosed to FAIRWINDS CREDIT UNION (“Lender”) whether an EIDL loan related to COVID-19 was obtained. Further, the Borrower is aware of their ability to refinance and possible impact to any amounts forgiven.

The information provided on all payroll reports, financial statements, tax returns and schedules are provided for the purpose of obtaining credit for the Borrower, for the purpose of Borrower guaranteeing credit for others and for continuing such credit if the loan is made. Borrower acknowledges that the Lender in its decision to grant, renew or continue such credit will rely on representations made in these statements.

Borrower attests that all payroll reports, financial statements, tax returns and any other information or application provided to Lender and/or to the Small Business Administration through this date or in the future are, and will be, true and correct in every detail and accurately represent the financial condition of the Borrower. Borrower will promptly notify Lender of any subsequent changes, which could affect the accuracy of the statements. Borrower is aware that knowing or willful false statements made for purposes of influencing the actions of the Lender can be a violation of federal law and may result in a fine or imprisonment or both and would constitute a default of the loan.

Allowable uses of loan funds include employee salaries, paid sick or medical leave, insurance premiums, mortgage interest, rent, and utility payments. Eligible payroll costs do not include compensation above $100,000 in wages. Borrower shall be eligible for loan forgiveness equal to the amount spent by the Borrower during an 8-week period after the origination date of the loan on payroll costs, interest payment on any mortgage incurred prior to February 15, 2020, payment of rent on any lease in force prior to February 15, 2020, and payment on any utility for which service began before February 15, 2020. Any loan amount not forgiven will operate according to the corresponding Note and loan terms agreed upon. The foregoing terms and conditions are subject to additional restrictions, rules and regulations currently in effect or to be promulgated by the Small Business Administration.

Borrower certifies that the loan is necessary to support Borrower’s ongoing operations due to the uncertainty of current economic conditions caused by COVID-19 and that Lender is relying on this certification for the loan. Loan funds will solely be used to retain workers and maintain payroll, lease, and utility payments. Borrower further certifies that they have reported, to the Lender, duplicative funds received for the same uses from another SBA Program.

BORROWER:

ICORECONNECT INC

By:	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\G60.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

LOAN TYPE. This is a Fixed Rate (1.000%) Nondisclosable Loan to a Corporation for $327,900.00 due on May 6, 2022.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐  Personal, Family, or Household Purposes or Personal Investment.

☒  Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: Loan proceeds shall be used in compliance with the Paycheck Protection Program offered through the SBA due to the impact of COVID-19.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $327,900.00 as follows:

Amount paid to Borrower directly:	$327,900.00
$327,900.00 Deposited to Checking Account # 71856763
Note Principal:	$327,900.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MAY 6, 2020.

BORROWER:

ICORECONNECT INC

By:	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\I20.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

NOTICE OF FINAL AGREEMENT

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

As used in this Notice, the following terms have the following meanings:

Loan. The term "Loan" means the following described loan: a Fixed Rate (1.000%) Nondisclosable Loan to a Corporation for $327,900.00 due on May 6, 2022.

Loan Agreement. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

LOAN DOCUMENTS

- Corporate Resolution: ICORECONNECT INC	- Promissory Note
- PPP Attestation - PPP Attestation	- Disbursement Request and Authorization
- Notice of Final Agreement	- Errors and Omissions Agreement: ICORECONNECT INC
- Model Privacy Notice: ICORECONNECT INC

Parties. The term "Parties" means FAIRWINDS Credit Union and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

Borrower: ICORECONNECT INC

Each Party who signs below, other than FAIRWINDS Credit Union, acknowledges, represents, and warrants to FAIRWINDS Credit Union that it has received, read and understood this Notice of Final Agreement. This Notice is dated May 6, 2020.

BORROWER:

ICORECONNECT INC

By:	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

LENDER:

FAIRWINDS CREDIT UNION

X	/s/ Giselle Gonzalez
Giselle Gonzalez, Business Banker

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\I21.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

NOTICE OF FINAL AGREEMENT

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

As used in this Notice, the following terms have the following meanings:

Loan. The term "Loan" means the following described loan: a Fixed Rate (1.000%) Nondisclosable Loan to a Corporation for $327,900.00 due on May 6, 2022.

Loan Agreement. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

LOAN DOCUMENTS

- Corporate Resolution: ICORECONNECT INC	- Promissory Note
- PPP Attestation - PPP Attestation	- Disbursement Request and Authorization
- Notice of Final Agreement	- Errors and Omissions Agreement: ICORECONNECT INC
- Model Privacy Notice: ICORECONNECT INC

Parties. The term "Parties" means FAIRWINDS Credit Union and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

Borrower: ICORECONNECT INC

Each Party who signs below, other than FAIRWINDS Credit Union, acknowledges, represents, and warrants to FAIRWINDS Credit Union that it has received, read and understood this Notice of Final Agreement. This Notice is dated May 6, 2020.

BORROWER:

ICORECONNECT INC

By:	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

LENDER:

FAIRWINDS CREDIT UNION

X	/s/ Giselle Gonzalez
Giselle Gonzalez, Business Banker

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\I21.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

ERRORS AND OMISSIONS AGREEMENT

Principal $327,900.00	Loan Date 05-06-2020	Maturity 05-06-2022	Loan No 72792495	Call / Coll N/A	Account	Officer ***	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	ICORECONNECT INC	Lender:	FAIRWINDS Credit Union
	3554 W Orange Country Club Drive #220 Winter Garden, FL 34787		Business Services 135 W. Central Blvd Suite 200 Orlando, FL 32801

LOAN NO.: 72792495

The undersigned Borrower for and in consideration of the above-referenced Lender funding the closing of this loan agrees, if requested by Lender or Closing Agent for Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek guaranty or market said loan to any entity, including but not limited to an investor, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association, Federal Housing Authority or the Department of Veterans Affairs.

The undersigned Borrower does hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by Lender of its interest in and to said loan documentation.

DATED effective this May 6, 2020

BORROWER:

ICORECONNECT INC

By:	/s/ Robert P McDermott
Robert P McDermott, President of ICORECONNECT INC

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\I26.FC TR-1324 PR-20

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

Rev. 06/2013

FACTS	WHAT DOES FAIRWINDS CREDIT UNION DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number and income • mortgage rates and payments and account balances • payment history and credit history
When you are no longer our member, we continue to share your information as described in this notice.

How?

All financial companies need to share members' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their members' personal information; the reasons FAIRWINDS Credit Union chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does FAIRWINDS Credit Union share?	Can you limit this sharing?
For our everyday business purposes– such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes– to offer our products and services to you	Yes	No
For joint marketing with other financial companies	Yes	No
For our affiliates' everyday business purposes– information about your transactions and experiences	No	We don't share
For our affiliates' everyday business purposes– information about your creditworthiness	No	We don't share
For our affiliates to market to you	No	We don't share
For nonaffiliates to market to you	No	We don't share

Questions?	Call (407) 277-5045 or go to www.fairwinds.org

DocuSign Envelope ID: D55BC152-5ED0-48A8-B95F-38A7C30FC330

PAGE 2

What we do
How does FAIRWINDS Credit Union protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does FAIRWINDS Credit Union collect my personal information?

We collect your personal information, for example, when you

•  open an account or deposit money

•  pay your bills or apply for a loan

•  use your credit or debit card

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can't I limit all sharing?

Federal law gives you the right to limit only

•  sharing for affiliates' everyday business purposes – information about your creditworthiness

•  affiliates from using your information to market to you

•  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • FAIRWINDS Credit Union has no affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • FAIRWINDS Credit Union does not share with nonaffiliates so they can market to you.
Joint marketing

A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

•  Our joint marketing partners include Our joint marketing partners include financial institutions such as insurance companies and financial product or service marketing companies.

Other important information

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - FL C:\LASERPRO\CFI\LPL\PRIVDIS2.FC TR-1324 PR-20